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                                    EXHIBIT 23.1

               CONSENT OF GRANT THORNTON LLP, INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Integrated Systems Consulting Group, Inc. 1989 Stock Option Plan of our report dated January 17, 1998 (except for Note K, as to which the date is February 10, 1998), with respect to the consolidated financial statements of First Consulting Group, Inc. included in its Registration Statement on Form S-1, as amended (No. 333-41121), filed with the Securities and Exchange Commission.

/s/ Grant Thornton LLP
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Irvine, California
December 24, 1998